Exhibit 99.2

                           ANNUAL COMPLIANCE REPORT

I, David J. Kolibachuk, being an officer of U.S. Bank Trust National Association, the Trustee in respect of the Corporate Backed Trust
Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 Trust (the "Trust"), certify that:

         1. I have reviewed this annual report on Form 10-K in respect of the Trust and all reports on Form 8-K containing distribution or servicing reports of the Trust filed by Lehman ABS Corporation in respect of periods included in the year covered by this annual report of the Trust;

         2. Based on my knowledge, the information in those reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

         3. Based on my knowledge, the distribution information required to be provided to the Depositor or the certificateholders by the Trustee under the pooling and servicing or similar agreement for inclusion in such distribution reports is included in such reports;

         4. I am responsible for reviewing the activities performed by the Trustee under the pooling and servicing or similar agreement and based on my knowledge, except as disclosed in such reports, the Trustee has fulfilled its obligations under that agreement; and

         5. This annual report discloses all significant deficiencies relating to the Trustee's compliance with the minimum servicing or similar standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing or similar agreement, that is included in this report.

Date: March 30, 2005


         /s/ David J. Kolibachuk
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David J. Kolibachuk, Vice President